UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2022

Bloomios, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-50026	87-4696476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Anacapa Street, Suite C

Santa Barbara, CA 93101

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 222-6330

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by Bloomios, Inc. (the “Company”) on October 31, 2022 (the “October 8-K”), the Company, on October 26, 2022, completed an offering of 15.0% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”).

On November 15, 2022, the Company had a second closing of its offering of Debentures. The Debentures issued on November 15, 2022 have an aggregate principal amount of approximately $852,941 (including a 15% original issue discount) and were issued to five (5) holders. The cash proceeds of the November 15, 2022 Debenture closing were used to finance operations and transaction fees.

Although the Debentures were issued on November 15, 2022, the maturity date of the Debentures remains October 26, 2024 and the date of each of the Securities Purchase Agreement (the “SPA”) between the Company and the holders of the newly issued Debentures and Security Agreement by and among the Company, the Company’s subsidiaries, the holders of the newly issued Debentures, and the agent for the holders (the “Security Agreement”) was October 26, 2022.

The terms of the Debentures, the SPA, and the Security Agreement for the second closing of the offering of Debentures was substantially the same as the terms described in the October 8-K which description is incorporated by reference herein.

In addition, pursuant to the SPA, the holders of the Debentures were each issued a warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). Each Warrant provides for the purchase by the applicable holder of Debentures of a number shares of Common Stock equal to the total principal amount of the Debenture purchased by such holder divided by the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to October 26, 2022. The exercise price of the Warrants is 125% of the conversion price of the Debentures. A total of 459,797 Warrants were issued on November 15, 2022.

Pursuant to the SPA, the holders of the Debentures were each issued a number of shares of Common Stock (the “Incentive Shares”) equal to 35% of such holder’s subscription amount (without regard for any beneficial ownership limitations) divided by the lower of (i) the closing price of the Common Stock on October 26, 2022 or (ii) the average of the VWAP of the Common Stock during the ten (10) trading day period immediately prior to October 26, 2022. A total of 109,432 shares of Common Stock were issued on November 15, 2022.

The Warrants and Incentive Shares issued on November 15, 2022 equal less than five percent (5%) of the shares of Common Stock outstanding on that date.

The foregoing summary of the Debentures, the SPA, the Security Agreement, and the Warrants contains only a brief description of the material terms of the Debentures, the SPA, the Security Agreement, and the Warrants and such description is qualified in its entirety by reference to the full text of each of the Debentures, the SPA, the Security Agreement, and the Warrants, forms of which were filed as Exhibits 4.1, 10.2, 10.3 and 4.2, respectively, to the October 8-K and which are incorporated by reference herein.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information regarding the Debentures set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIOS, INC.

Date: November 23, 2022	By:	/s/ Barrett Evans
Barrett Evans
President

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